						New Century
						ABSC NC 2006-HE4

I. FICO-LTV

	Grouping		Total	Average
			Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
		Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Limited Doc	% Stated Doc	% IO	%CA	%NY	%FL	WA FICO
	FICO 500-524 and LTV > 65	245	44,321,065.17	180,902.31	4.87	9.212	41.47	78.3	73.32	17.02	97.23	83.9	1.28	14.82	0	13.92	7.75	9.36	512
	FICO 525-549 and LTV > 65	289	54,953,213.08	190,149.53	6.04	8.933	42.65	79.8	75.52	11.06	99.29	78.16	2.19	19.65	0	16.9	9.67	11.11	536
	FICO 550-574 and LTV > 65	434	87,430,589.85	201,452.97	9.62	8.81	42.45	82.25	77.6	11.14	97.35	62.61	0.32	37.08	0	16.64	7.86	10.26	561
	FICO 575-599 and LTV > 70	726	108,315,565.00	149,194.99	11.91	8.562	41.89	85.45	74.18	13.81	97.34	74.34	0.26	25.39	3.16	19.44	7.02	9.81	587
	FICO 600-624 and LTV > 70	776	147,128,573.82	189,598.68	16.18	8.044	42.5	85.26	68.01	16.38	95.1	64.91	3.36	31.73	7.47	24.14	9.02	8.3	612
	FICO 625-649 and LTV > 70	772	155,598,708.20	201,552.73	17.11	8.135	42.52	84.94	67.95	15.55	92.49	47.81	2.91	49.29	8.45	29.94	13.02	7.16	637
	FICO 650-674 and LTV > 80	266	47,677,074.54	179,237.12	5.24	8.259	42.02	91.82	70.98	9.57	86.31	50.13	0.78	49.08	3.59	32.33	10.25	7.17	660
	FICO 675-699 and LTV > 80	151	29,068,457.18	192,506.34	3.2	8.204	41.17	92.2	71.63	12.05	81.88	56.1	0.26	43.64	7.47	32.08	13.1	5.73	685
	FICO 700-724 and LTV > 80	105	19,465,191.43	185,382.78	2.14	8.236	43.2	92.85	62.76	8.4	76.12	42.63	1.35	56.03	4.71	31.8	21.69	0.21	711
	FICO 725-749 and LTV > 85	43	7,110,214.88	165,353.83	0.78	8.303	41.81	94.25	57.56	10.22	65.74	36.86	6.46	56.69	5.57	26.59	17.28	15.19	735
	FICO 750-774 and LTV > 85	28	3,133,164.50	111,898.73	0.34	9.654	42.82	95.37	59.74	5.9	66.33	27.13	5.16	67.71	0	38.22	21.2	10.11	761
	FICO 775-799 and LTV > 85	19	2,430,928.10	127,943.58	0.27	9.311	41.27	94.69	68.26	9.4	41.38	53.29	0	46.71	7.54	51.82	9.12	0	784
	Total:	3,854	706,632,745.75	183,350.48	77.72	8.421	42.27	85.09	71.11	13.79	93.34	62.06	1.86	36.08	4.66	23.84	10.16	8.45	607

II LTV-DTI

	Grouping		Total	Average
			Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
		Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Limited Doc	% Stated Doc	% IO	%CA	%NY	%FL	WA FICO
	LTV 60.00 64.99 and DTI ge 50	20	5,016,607.30	250,830.36	0.55	7.693	52.77	62.44	79.13	0	97.02	91.44	0	8.56	0	34.73	9.86	7.91	591
	LTV 65.00 to 69.99 and DTI ge 50	29	7,306,790.03	251,958.28	0.8	7.897	53.6	67.73	77.55	6.42	88.36	68.75	10.19	21.06	0	49.37	13.66	8.83	555
	LTV 70.00 74.99 and DTI ge 50	42	10,599,096.10	252,359.43	1.17	8.034	53.57	72.15	61.2	11.1	98.35	76.07	0	23.93	0	22.59	11.69	13.08	574
	LTV 75.00 79.99 and DTI ge 50	42	9,672,075.17	230,287.50	1.06	7.981	53.47	75.9	78.73	14	99.05	66.05	5.26	28.69	0	27.93	12.15	15.19	584
	LTV 80.00 84.99 and DTI ge 50	51	12,363,893.56	242,429.29	1.36	7.383	52.79	80.22	65.01	28.21	90.88	79.7	0	20.3	4.14	27.12	15.37	23.03	621
	LTV 85.00 89.99 and DTI ge 50	18	3,639,616.03	202,200.89	0.4	8.186	52.63	85.77	74.98	12.66	100	87.64	0	12.36	0	9.04	6.86	22.56	578
	LTV 90.00 94.99 and DTI ge 50	20	4,773,780.62	238,689.03	0.53	8.199	52.71	91.39	63.61	10.78	71.3	79.67	0	20.33	0	17.18	20.33	1.61	622
	LTV 95.00 99.99 and DTI ge 50	20	4,786,946.67	239,347.33	0.53	7.976	52.66	95	76.32	14.76	92.59	70.5	2.08	27.42	5.74	16.6	0	23.22	634
	LTV >= 100 and DTI ge 50	14	836,280.26	59,734.30	0.09	10.613	51.8	100	85.83	9.52	100	100	0	0	0	27.4	0	5.9	641
	Total:	256	58,995,085.74	230,449.55	6.49	7.897	53.1	77.73	71.04	13.98	93.02	76.48	2.29	21.22	1.33	27.07	11.91	14.92	594

III DTI-FICO

	Grouping		Total	Average
			Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
		Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Limited Doc	% Stated Doc	% IO	%CA	%NY	%FL	WA FICO
	DTI 20.00 24.99 and FICO < 525	8	1,126,098.72	140,762.34	0.12	8.931	22.27	69.66	88.02	11.98	100	89.19	0	10.81	0	30.08	0	0	513
	DTI 25.00 29.99 and FICO < 550	49	6,290,871.21	128,385.13	0.69	9.409	27.82	74.01	85.12	13.61	97.45	78.27	0	21.73	0	2.98	7.73	8.21	521
	DTI 30.00 34.99 and FICO < 575	121	21,188,872.93	175,114.65	2.33	8.875	32.75	75.94	75.96	16.72	97.99	81.27	1.34	17.39	0	18.21	4.45	6.01	538
	DTI 35.00 39.99 and FICO < 600	292	49,464,917.99	169,400.40	5.44	8.775	37.71	79.69	76.16	10.6	99.04	71.74	0.26	28	1.29	18.41	7.49	11.73	558
	DTI 40.00 44.99 and FICO < 625	525	92,001,878.11	175,241.67	10.12	8.618	42.63	81.5	74.03	12.72	97.36	67.22	1.56	31.21	4.57	22.74	6.74	9.13	578
	DTI 45.00 49.99 and FICO < 650	1,255	255,265,018.89	203,398.42	28.08	8.443	47.9	83.03	71.57	14.17	95.64	60.26	1.29	38.45	5.06	23.43	12.06	7.06	593
	DTI 50.00 54.99 and FICO < 675	258	56,970,088.84	220,814.30	6.27	8.004	52.79	73.53	73.44	14.33	95.07	78.88	2.38	18.74	0.9	28.19	9.22	13.06	579
	DTI >= 55.00 and FICO < 700	20	4,487,412.15	224,370.61	0.49	7.243	57.78	77.42	73.74	14.44	88.69	83.95	0	16.05	6.12	35.82	15.59	23.24	623
	Total:	2,528	486,795,158.85	192,561.38	53.54	8.48	45.55	80.78	73.15	13.65	96.31	66.36	1.33	32.31	3.81	22.98	9.87	8.73	582

IV FICO - Limited, Stated Doc

	Grouping		Average	Total
			Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
		Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Limited Doc	% Stated Doc	% IO	%CA	%NY	%FL	WA FICO
	FICO 500 525	55	166,998.65	9,184,925.71	1.01	10.298	40.08	71.23	80.09	13.54	97.53	0	6.16	93.84	0	33.3	0	22.39	512
	FICO 525 550	68	218,553.58	14,861,643.56	1.63	9.683	41.09	73.04	76.17	2.02	92.67	0	8.1	91.9	0	33.73	2.42	11.06	538
	FICO 550 575	155	236,917.95	36,722,282.00	4.04	9.349	42.95	77.77	78.68	10.54	95.48	0	0.75	99.25	0	27.9	8.54	9.59	560
	FICO 575 600	134	249,631.01	33,450,555.69	3.68	9.087	42.57	81.28	76.44	7.94	93.95	0	3.46	96.54	0.39	26.18	11.21	12.44	586
	FICO 600 625	246	234,074.29	57,582,274.26	6.33	8.626	43.05	82.35	68.39	15.87	92.69	0	8.81	91.19	5.94	31.74	14.26	6.87	614
	FICO 625 650	409	208,586.71	85,311,965.67	9.38	8.73	42.76	83.81	68.48	15.07	88.93	0	5.3	94.7	3.86	36.57	12.53	9.07	637
	FICO 650 675	285	203,594.77	58,024,509.26	6.38	8.525	43.11	84.2	68.23	12.04	86.81	0	2.3	97.7	4.16	37.74	11.38	9.03	660
	FICO 675 700	157	250,354.19	39,305,607.34	4.32	8.453	42.49	83.76	66.26	17.49	84.35	0	1.3	98.7	8.98	39.26	13.71	10.39	686
	FICO 700 725	100	226,747.62	22,674,761.76	2.49	8.24	43.58	84.9	61.58	7.66	79.11	0	1.16	98.84	1.88	42.38	14.94	2.36	711
	FICO 725 750	67	250,221.48	16,764,839.26	1.84	8.276	42.73	81.44	63.43	12.79	78.29	0	3.96	96.04	3.58	44.91	12.16	8.19	737
	FICO 750 775	35	228,768.39	8,006,893.71	0.88	8.563	44	83.98	54.37	18.41	82.23	0	2.02	97.98	21.54	61.61	14.61	3.58	760
	FICO 775 800	23	170,146.40	3,913,367.29	0.43	8.763	42.48	82.99	59.48	16.73	55.08	0	0	100	2.92	44.79	14.94	0	784
	FICO >= 800	1	289,693.10	289,693.10	0.03	9.525	46.01	80	100	0	0	0	0	100	0	0	0	0	804
	Total:	1,735	222,532.17	386,093,318.61	42.47	8.768	42.77	82.09	69.45	12.93	88.53	0	4.08	95.92	4.05	35.67	11.74	8.96	636

V FICO - IO

	Grouping		Average	Total
			Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
		Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Limited Doc	% Stated Doc	% IO	%CA	%NY	%FL	WA FICO
	FICO 550 - 574	1	101,705.54	101,705.54	0.01	7.45	44.05	62.58	100	0	100	100	0	0	100	0	0	100	561
	FICO 575 - 599	15	247,414.07	3,711,211.12	0.41	7.429	40.28	82.21	55.29	18.5	100	96.5	3.5	0	100	48.24	0	21.49	589
	FICO 600 - 624	39	293,228.68	11,435,918.65	1.26	7.714	40.93	82.78	78.96	6.69	96.89	70.1	9.55	20.35	100	55.27	2.84	0.94	611
	FICO 625 - 649	53	264,447.01	14,015,691.52	1.54	7.548	43.44	82.91	63.02	22.35	97.95	76.47	2.98	20.54	100	34.38	10.11	8.02	637
	FICO 650 - 674	20	298,977.60	5,979,551.99	0.66	7.676	43.08	81.01	50.05	11.48	83.23	59.66	0	40.34	100	35.74	12.57	14.51	660
	FICO 675 - 699	16	354,538.63	5,672,618.09	0.62	7.955	43.73	83.87	56.3	24.07	88.06	37.8	0	62.2	100	39.16	8.74	10.08	688
	FICO 700 - 724	2	458,327.50	916,654.99	0.1	8.381	46.4	95	46.63	0	100	53.37	0	46.63	100	46.63	53.37	0	713
	FICO 725 - 749	6	352,691.66	2,116,149.95	0.23	7.168	46.51	82.81	40.26	31.38	81.28	71.65	0	28.35	100	37.05	20.79	0	736
	FICO 750 - 774	4	471,996.68	1,887,986.71	0.21	7.985	43.51	82.45	41.07	58.93	100	8.67	0	91.33	100	81.38	0	0	763
	FICO 775 - 799	2	148,875.00	297,749.99	0.03	6.748	36.07	89.24	61.58	38.42	61.58	61.58	0	38.42	100	0	0	0	783
	Total:	158	291,995.18	46,135,238.55	5.07	7.658	42.71	82.91	61.65	18.48	93.86	66.07	3.56	30.37	100	43.43	8.49	7.74	648

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates.  We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.